Exhibit 99.2

Report of Independent Registered Certified Public Accounting Firm

To the Members of

Technology Center of the Americas, LLC:

      In our opinion, the accompanying balance sheets and the related statements of operations, of changes in members’ equity and of cash flows present fairly, in all material respects, the financial position of Technology Center of the Americas, LLC at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      The results of the Company’s leasing activities and its tenants’ financial condition are discussed in Note 1.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida
February 6, 2004, except Note 9,
which is as of December 1, 2004

TECHNOLOGY CENTER OF THE AMERICAS, LLC

BALANCE SHEETS

		December 31,
	September 30,
	2004	2003	2002

	(Unaudited)
Assets
Rental property, net	$66,927,819	$67,913,222	$69,564,981
Cash and cash equivalents	1,011,315	1,364,857	2,677,869
Restricted cash	910,458	101,914	—
Tenant receivables	—	—	377,521
Deferred rents receivable	11,444,733	7,136,801	4,047,111
Deferred leasing commissions, net	2,902,589	3,055,776	3,260,288
Deferred financing costs, net	160,020	269,380	517,422
Prepaid expenses and other assets	291,134	249,876	137,567

Total assets	$83,648,068	$80,091,826	$80,582,759

Liabilities and Members’ Equity
Mortgage note payable	$35,401,567	$35,401,567	$35,401,567
Accounts payable and accrued expenses	998,862	501,820	1,859,692

Total liabilities	36,400,429	35,903,387	37,261,259

Commitments and contingencies	—	—	—

Members’ equity	47,247,639	44,188,439	43,321,500

Total liabilities and members’ equity	$83,648,068	$80,091,826	$80,582,759

The accompanying notes are an integral part of these financial statements.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

STATEMENTS OF OPERATIONS

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,

	2004	2003	2003	2002

	(Unaudited)	(Unaudited)
Revenues
Rental	$7,702,549	$4,584,017	$6,808,912	$5,896,505
Operating expense reimbursements	656,383	686,632	776,740	1,053,599
Other income	45,661	67,207	81,496	53,399

Total revenues	8,404,593	5,337,856	7,667,148	7,003,503

Operating Expenses
General and administrative	246,161	259,324	398,317	499,341
Security	338,857	185,307	300,446	482,988
Marketing	114,853	140,650	176,001	210,516
Utilities	263,706	261,594	338,761	358,496
Insurance	207,932	262,181	335,628	298,770
Real estate taxes	683,036	521,859	791,924	1,310,112
Real estate tax settlement	—	—	(427,200)	—
Repairs and maintenance	244,068	173,210	236,662	220,589
Cleaning	23,160	17,575	21,606	30,910
Management fees	137,949	140,403	184,133	149,346
Write-off of straight-line rent accruals	—	—	—	1,792,888
Write-off of deferred leasing commissions	—	—	—	1,277,933

Total operating expenses	2,259,722	1,962,103	2,356,278	6,631,889

Other Expenses
Interest expense	1,635,388	2,014,516	2,561,094	3,094,763
Depreciation and amortization	1,450,283	1,411,948	1,882,837	2,000,244

Total other expenses	3,085,671	3,426,464	4,443,931	5,095,007

Net income (loss)	$3,059,200	$(50,711)	$866,939	$(4,723,393)

The accompanying notes are an integral part of these financial statements.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

	Class A Members

	TLAB Group

		Barrow
		Street		Calor
	Class B	TECOTA,	LA	Development,
	Member	L.P.	Group	Ltd.	Total

Members’ equity at January 1, 2002	$402,243	$19,913,048	$19,913,048	$7,816,554	$48,044,893
Net loss	(39,545)	(1,957,693)	(1,957,693)	(768,462)	(4,723,393)

Members’ equity at December 31, 2002	362,698	17,955,355	17,955,355	7,048,092	43,321,500

Net income	7,258	359,318	359,318	141,045	866,939

Members’ equity at December 31, 2003	369,956	18,314,673	18,314,673	7,189,137	44,188,439

Net income (Unaudited)	25,612	1,267,939	1,267,939	497,710	3,059,200

Members’ equity at September 30, 2004 (Unaudited)	$395,568	$19,582,612	$19,582,612	$7,686,847	$47,247,639

The accompanying notes are an integral part of these financial statements.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,

	2004	2003	2003	2002

	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income (loss)	$3,059,200	$(50,711)	$866,939	$(4,723,393)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,450,283	1,411,948	1,882,837	2,000,244
Amortization of deferred financing costs	109,360	455,067	541,917	940,843
Write-off of straight-line rent accruals	—	—	—	1,792,888
Write-off of deferred leasing commissions	—	—	—	1,277,933
Changes in assets and liabilities:
Tenant receivables	—	383,941	377,521	(309,455)
Deferred rents receivable	(4,307,932)	(1,936,916)	(3,089,690)	(2,836,867)
Deferred leasing commissions	—	—	—	(149,019)
Prepaid expenses and other assets	(41,258)	(246,721)	(112,309)	37,703
Accounts payable and accrued expenses	497,042	(399,231)	(1,357,872)	1,102,189

Net cash provided by (used in) operating activities	766,695	(382,623)	(890,657)	(866,934)

Cash flows from investing activities
Restricted cash	(808,544)	(1,275,000)	(101,914)	—
Additions to rental property	(311,693)	(26,566)	(26,566)	(509,895)
Construction payables	—	—	—	(971,263)

Net cash used in investing activities	(1,120,237)	(1,301,566)	(128,480)	(1,481,158)

Cash flows from financing activities
Borrowings on mortgage note payable	—	—	—	4,117,725
Payments on mortgage note payable	—	—	—	(1,190,992)
Additions to deferred financing costs	—	—	(293,875)	(606,750)

Net cash used in (provided by) financing activities	—	—	(293,875)	2,319,983

Net decrease in cash and cash equivalents	(353,542)	(1,684,189)	(1,313,012)	(28,109)

Cash and cash equivalents, beginning of period	1,364,857	2,677,869	2,677,869	2,705,978

Cash and cash equivalents, end of period	$1,011,315	$993,680	$1,364,857	$2,677,869

Supplemental disclosure
Cash paid for interest	$1,692,146	$1,537,244	$2,029,424	$169,283

Non-cash transactions During 2002, the Company reduced rental property and construction payable by $132,692 based upon final settlement with a contractor.

The accompanying notes are an integral part of these financial statements.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

NOTES TO FINANCIAL STATEMENTS

September 30, 2004 (Unaudited), December 31, 2003 and 2002

1.	Organization

      Technology Center of the Americas, LLC (the “Company”) is a Delaware limited liability company whose Class A Members are the TLAB Group and MHLP, LLC. (collectively “the Members”). The TLAB Group consists of Class B Members, Barrow Street TECOTA, L.P. and the LA Group. At September 30, 2004, December 31, 2003 and 2002, the sole Class B member was TECOTA Services Corporation, formerly known as Telecom Routing Exchange Developers, Inc. (“Managing Member”). The LA Group consists of LA REF III Telecom Miami, LLC and LA Parallel III Telecom Miami, LLC. The Company was formed on September 5, 2000 to own and operate a telecommunications data center in Miami, Florida (the “Property”).

      The Members’ capital account is equal to each Member’s initial capital contribution and is increased by each additional contribution, less any distribution as defined in the Limited Liability Company Operating Agreement (“Agreement”). Under the terms of the Agreement, net income and losses are allocated to each Member’s capital account equal to the amount of cash the Member would receive if the Company were to immediately sell all of its assets for an amount equal to the Gross Asset Value, as defined in the Agreement, and distribute the sale proceeds in accordance with the Agreement.

      Generally, distributable cash from operations and capital transactions are distributed to the MHLP, LLC. and to the TLAB Group in proportion to their respective percentage interests. Within the groups, there are further allocations of cash based upon the provisions in the Agreement.

      The Company expects to meet its cash requirements for operations through rental income and existing cash balances. The Company’s real estate asset is located in Miami, Florida and its tenants service the telecommunications industry. Consequently, changes in this market could have an effect on the leases the Company enters into with tenants. At December 31, 2003, tenants consisted of five entities occupying approximately 395,000 square feet, or 54% of total leasable square footage. Of the total leasable square footage, approximately 40% is occupied by Terremark Worldwide, Inc., the Managing Member’s parent, an entity which has publicly disclosed that its liquidity deficit and negative cash flows raise substantial doubt about its ability to continue as a going concern. At December 31, 2003 and 2002, $4,102,264 and $2,335,712 in deferred rents receivable and $1,763,695 and $1,863,058 in deferred leasing commissions, net relate to this entity, respectively. While management believes that the other tenants are credit tenants, their leases are not sufficient to cover operating expenses. Should additional funding be required to meet obligations as they come due, the Company expects to be able to rely on additional financial support from its Members.

2.	Summary of Significant Accounting Policies

      A summary of significant accounting principles and practices used in the preparation of the financial statements follows:

Basis of Financial Statement Presentation

      The Company prepares its financial statements in conformity with accounting principles generally accepted in the United States of America. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclose contingent assets and liabilities at the date of the financial statements and report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      The interim financial data as of September 30, 2004 and for the nine-months ended September 30, 2004 and 2003 of the Company is unaudited; however, in the opinion of Company management, the interim financial data includes all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position and the results of operations for the interim period presented. The results of operations for the nine months ended September 30, 2004 are not necessarily indicative of the results that could be expected for the entire fiscal year ending December 31, 2004.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

September 30, 2004 (Unaudited), December 31, 2003 and 2002

Rental Property

      Rental property is stated at cost and consists of land, costs associated with building construction and improvements and furniture and fixtures. The building is depreciated on the straight-line method over its estimated useful life of 39 years. Tenant improvements are depreciated over the term of the related tenant lease. Furniture and fixtures and other improvements are depreciated over 5 years. Expenditures for major renewals and betterments are capitalized and depreciated over their estimated useful lives. Expenditures for repairs and maintenance are expensed when incurred.

      Management reviews its rental property for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows of the rental property, including its residual value, to its carrying value. If an impairment is indicated, the assets are adjusted to their estimated fair value.

Cash and Cash Equivalents

      The Company considers all amounts held in highly liquid instruments with original purchased maturities of three months or less as cash and cash equivalents. Cash and cash equivalents consist primarily of a demand deposit account and approximates fair value due to the relatively short period to maturity of this instrument. Management believes the credit risk associated with cash and cash equivalents is considered low due to the quality of the financial institution in which this asset is held.

Deferred Leasing Commissions

      Leasing commissions are capitalized and amortized over the initial term of the related lease using the straight-line method. Accumulated amortization was $707,777, $554,590 and $350,078 at September 30, 2004, December 31, 2003 and 2002, respectively. In connection with a lease termination and renegotiation, the Company in the year ended December 31, 2002 wrote-off $1,277,933 in deferred leasing commissions.

Deferred Financing Costs

      Deferred financing costs, principally loan origination and related fees, are deferred and amortized to interest expense on the straight-line method over the loan’s term, which approximates the effective interest method. Accumulated amortization was $135,402, $24,496 and $89,328 at September 30, 2004, December 31, 2003 and 2002, respectively.

Revenue Recognition

      Tenant leases are classified as operating leases. Base minimum rents are recognized monthly using the straight-line method. Base minimum rents in excess of actual tenant billings are classified as deferred rent receivables. Operating expense reimbursements are charged to tenants for estimated operating expenses incurred by the Company. Reimbursements for these operating expenses are billed monthly to the tenants with periodic adjustments based on actual expenses incurred. In connection with a lease termination and renegotiation, in 2002 the Company wrote-off $1,792,888 in uncollectible deferred rents receivable.

Income Taxes

      Under the provisions of the Internal Revenue Code and applicable state tax laws, the Company is not subject to taxation of income. The tax consequences of Company profits and losses accrue to the Members. Certain costs may be treated differently in the Company’s income tax return than in the accompanying financial statements.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

September 30, 2004 (Unaudited), December 31, 2003 and 2002

Therefore, income in the financial statements may not be the same as that reported in the Members’ income tax returns.

3.	Rental Property

      Rental property is summarized as follows:

		December 31,
	September 30,
	2004	2003	2002

	(Unaudited)
Land	$10,139,683	$10,139,683	$10,139,683
Building and improvements	62,190,009	61,878,316	61,878,317
Furniture and fixtures	130,981	130,981	104,414

	72,460,673	72,148,980	72,122,414
Accumulated depreciation	(5,532,854)	(4,235,758)	(2,557,433)

	$66,927,819	$67,913,222	$69,564,981

4.	Accounts Payable and Accrued Expenses

      Accounts payable and accrued expenses are generated through the normal course of business operations and consist of the following:

		December 31,
	September 30,
	2004	2003	2002

	(Unaudited)
Real estate taxes	$683,035	$—	$1,317,814
Mortgage interest	—	129,806	140,053
Tenant payable	112,963	101,674	203,214
Accounts payable and other	202,864	270,340	198,611

	$998,862	$501,820	$1,859,692

      During 2003, the Company reached final settlement with local tax authorities to reduce its real estate taxes. As a result, the Company recorded $427,200 in accrued real estate taxes at December 31, 2002 as a reduction in operating expenses.

5.	Mortgage Note Payable

      The Company has a mortgage note payable with a financial institution, which is secured by a first mortgage on the Property. Interest is payable monthly at Citibank, N.A.’s prime rate plus 1.5%. During 2003, the mortgage note payable maturity date was extended to November 7, 2005. The note is guaranteed to a maximum of approximately $5,500,000 by the Managing Member’s parent.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

September 30, 2004 (Unaudited), December 31, 2003 and 2002

6.	Operating Leases

      The Company has operating leases with tenants for telecommunications/data center space, which expire over periods ranging from 10 to 20 years and contain various renewal options. Future minimum base rentals to be received under non-cancelable leases in effect at December 31, 2003 are as follows:

2004	$4,596,211
2005	6,838,181
2006	7,986,045
2007	8,557,069
2008	8,724,495
Thereafter	163,287,730

Total minimum base rentals	$199,989,731

7.	Transactions with Related Parties

      A summary of transactions with related parties follows:

Lease Agreements with Related party

      In November 2003, the Company entered into an agreement with its Managing Member’s parent to lease the Property’s third floor and to extend the parent’s existing second floor lease until May 2025. Commencing in April 2005, the third floor lease requires $200,000 in monthly base rent payments. At September 30, 2004, the second floor lease required approximately $211,000 in monthly base rent payments. Both leases require annual increases. Base rents contractually due from the Managing Member’s parent totaled approximately $1,899,000, $2,478,000 and $2,045,000 for the nine month period ended September 30, 2004 and the years ended December 31, 2003 and 2002, respectively.

Property Management and Leasing Agreement

      The Company has entered into an agreement with the Managing Member to manage operations of the Property for a fee. Under the terms of the agreement, fees are due monthly and are equal to the greater of $8,333 or 3.5% of gross receipts, as defined in the agreement, plus reimbursement for all or a pro rata share of direct personnel and related costs for the Managing Member’s employees devoting time to managing the Property. During the nine month period ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Company incurred $137,949, $184,133 and $149,346 in management fees, respectively.

      In conjunction with the property management agreement, the Managing Member receives a leasing commission in connection with each executed lease, one half due at lease signing and one half due upon tenant occupancy. There was no commission charged for leasing in November 2003 the Property’s third floor. During the nine month period ended September 30, 2004 and the year ended December 31, 2003, the Company did not incur related commissions. During the year ended December 31, 2002, the Company incurred $99,019 in related commissions.

Construction Costs

      During the nine month period ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Company paid $0, $2,000 and $470,250, respectively, to its Managing Member for building and tenant improvements.

TECHNOLOGY CENTER OF THE AMERICAS, LLC

NOTES TO FINANCIAL STATEMENTS — (Continued)

September 30, 2004 (Unaudited), December 31, 2003 and 2002

Public Relations

      During the nine month period ended September 30, 2004 and the years ended December 31, 2003 and 2002, the Company paid $56,000, $56,000 and $0, respectively, to its Managing Member for public relations services.

8.	Contingencies and Commitments

      The Company is in discussions with the Property’s general contractor and certain subcontractors for future repair work required as a result of alleged substandard work relating to exterior building finishing. While the Company believes the required repair work, which could exceed $150,000, is covered under the contractors’ warranties, an unfavorable resolution could adversely impact these financial statements.

9.	Subsequent Events

      Terremark Worldwide Inc. (“TWW”), currently owns a .84% interest in the Company. TWW is the Managing Member’s parent company. In July 2004, TWW entered into an agreement under which it assumed the obligation to purchase the other equity interests in the Company. In connection with the assumption of the agreement to purchase the Company, TWW has deposited $5 million which is nonrefundable except in the case of default by the sellers. TWW is currently exploring financing options for this transaction. The transaction is expected to close by December 31, 2004.

      In its June 14, 2004 report on TWW’s March 31, 2004 financial statements, TWW’s independent registered certified public accounting firm deleted the previous years’ references as to TWW’s ability to continue as a going concern.

* * * * *